ALLIS-CHALMERS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXHIBIT 21.1.
SUBSIDIARIES

                                                                State
                                                               in Which
                                                              Subsidiary
                                                              Organized

         Houston Dynamic Service, Inc.                         Texas

         KILnGAS R&D, Inc.                                     Illinois

         U.S. Fluidcarbon Inc.                                 Delaware